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                                                                 EXHIBIT 10.32






                     TRANSKARYOTIC THERAPIES, INC. DEFERRED
                               COMPENSATION PLAN











                           EFFECTIVE - OCTOBER 1, 2000







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            TRANSKARYOTIC THERAPIES, INC. DEFERRED COMPENSATION PLAN

                                Table of Contents


ARTICLE I.................................................................    4
   1.1 Statement of Purpose...............................................    4

ARTICLE II................................................................    5

DEFINITIONS...............................................................    5
   2.1 Account............................................................    5
   2.2 Base Salary........................................................    5
   2.3 Beneficiary........................................................    5
   2.4 Board..............................................................    5
   2.5 Change in Control..................................................    6
   2.6 Code...............................................................    6
   2.7 Committee..........................................................    6
   2.8 Compensation.......................................................    7
   2.9 Company............................................................    7
   2.10 Credited Service..................................................    7
   2.11 Deferral Account..................................................    7
   2.12 Deferral Benefit..................................................    7
   2.13 Deferral Election.................................................    7
   2.14 Disability........................................................    7
   2.15 Early Retirement..................................................    7
   2.16 Eligible Employee.................................................    7
   2.17 Employer..........................................................    8
   2.18 Hardship Withdrawal - "Haircut" Provisions........................    8
   2.19 Investment Return Rate............................................    8
   2.20 Participant.......................................................    8
   2.21 Participation Agreement...........................................    8
   2.22 Plan..............................................................    8
   2.23 Plan Year.........................................................    8
   2.24 Retirement........................................................    8
   2.25 Valuation Date....................................................    9

ELIGIBILITY AND PARTICIPATION.............................................   10
   3.1 Eligibility........................................................   10
   3.2 Participation......................................................   10
   3.3 Change in Participation Status.....................................   10
   3.4 Termination of Participation.......................................   10
   3.5 Ineligible Participant.............................................   11

ARTICLE IV................................................................   12

DEFERRAL OF COMPENSATION; COMPANY CREDITS.................................   12
   4.1 Amount of Deferral.................................................   12
   4.2 Crediting Deferred Compensation....................................   12
   4.3 Company Contribution Account.......................................   12

ARTICLE V.................................................................   13

BENEFIT ACCOUNTS..........................................................   13

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   5.1 Valuation of Account...............................................   13
   5.2 Crediting of Investment Return.....................................   13
   5.3 Statement of Accounts..............................................   13
   5.4 Vesting of Account.................................................   14
   5.5 Investment Vehicles................................................   14

ARTICLE VI................................................................   15

PAYMENT OF BENEFITS.......................................................   15
   6.1 Payment of Deferral Benefit upon Disability or Retirement..........   15
   6.2 Payment of Deferral Benefit upon Termination.......................   15
   6.3 Payments to Beneficiaries upon Participant Death...................   15
   6.4 Hardship Withdrawal - "Haircut" Provisions.........................   15
   6.5 In-Service Distribution............................................   16
   6.6  Form of Payment...................................................   16
   6.7 Commencement of Payments...........................................   16
   6.8 Small Benefit......................................................   16

BENEFICIARY DESIGNATION...................................................   17
   7.1 Beneficiary Designation............................................   17
   7.2 Change of Beneficiary Designation..................................   17
   7.3 No Designation.....................................................   17
   7.4 Effect of Payment..................................................   17

ARTICLE VIII..............................................................   18

ADMINISTRATION............................................................   18
    8.1 Committee.........................................................   18
    8.2 Agents............................................................   18
    8.3 Binding Effect of Decisions.......................................   18
    8.4 Indemnification of Committee......................................   18

ARTICLE IX................................................................   19

AMENDMENT AND TERMINATION OF PLAN.........................................   19
    9.1 Amendment.........................................................   19
    9.2 Termination.......................................................   19
    9.3 Change in Control.................................................   19

ARTICLE X.................................................................   20

MISCELLANEOUS.............................................................   20
    10.1 Funding..........................................................   20
    10.2 Nonassignability.................................................   20
    10.3 Captions.........................................................   21
    10.4 Governing Law....................................................   21
    10.5 Successors.......................................................   21
    10.6 Right to Continued Service.......................................   21

EXHIBIT A.................................................................   22

EXHIBIT B.................................................................   23

EXHIBIT C.................................................................   24

EXHIBIT D.................................................................   25


                                                                               3
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                                    ARTICLE I


1.1 STATEMENT OF PURPOSE

This is the Transkaryotic Therapies, Inc. Deferred Compensation Plan (the "Plan") made in the form of this Plan and in related agreements between the Employer and certain management or highly compensated employees. The purpose of the Plan is to provide management and highly compensated employees of the Employer with the option to defer the receipt of portions of their compensation payable for services rendered to the Employer. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as officers and managers of the Employer. The Plan is effective as of October 1, 2000.




                                                                               4

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                                   ARTICLE II


DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:


2.1 ACCOUNT.

"Account" means the sum of a Participant's Deferral Account.


2.2 BASE SALARY.

"Base Salary" means a Participant's base earnings paid by an Employer to a Participant without regard to any increases or decreases in base earnings as a result of (i) an election to defer base earnings under this Plan or (ii) an election between benefits or cash provided under a Plan of an Employer maintained pursuant to Section 125 or 401(k) of the Code and as limited in Exhibit B attached hereto.


2.3 BENEFICIARY.

"Beneficiary" means the person or persons designated or deemed to be designated by the Participant pursuant to Article VII to receive benefits payable under the Plan in the event of the Participant's death.


2.4 BOARD.

"Board" means the Board of Directors of the Company.



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2.5 CHANGE IN CONTROL.

     A "Change in Control" of the Company shall occur or be deemed to have occurred in the event that:

     (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from the Company);

     (ii) individuals who, as of October 1, 2000, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 1, 2000, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
          (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


2.6 CODE.

"Code" means the Internal Revenue Code of 1986, as amended.


2.7 COMMITTEE.

"Committee" has the meaning set forth in Section 8.1.


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2.8 COMPENSATION.

"Compensation" means the Base Salary and Bonus payable with respect to an Eligible Employee for each plan year.


2.9 COMPANY.

"Company" means Transkaryotic Therapies, Inc. (TKT), affiliate companies and any successor thereto.


2.10 CREDITED SERVICE.

"Credited Service" means the sum of all periods of a Participant's employment by the Company or a Selected Affiliate for which service credit is given under the Transkaryotic Therapies, Inc. 401(k) Plan.


2.11 DEFERRAL ACCOUNT.

"Deferral Account" means the account maintained on the books of the Employer for the purpose of accounting for the amount of Compensation that each Participant elects to defer under the Plan and for the amount of investment return credited thereto for each Participant pursuant to Article V.


2.12 DEFERRAL BENEFIT.

"Deferral Benefit" means the benefit payable to a Participant or his or her Beneficiary pursuant to Article VI.


2.13 DEFERRAL ELECTION.

"Deferral Election" means the written election made by a Participant to defer Compensation pursuant to Article IV.


2.14 DISABILITY.

"Disability" means a Participant's Disability as defined under the Company's Long Term Disability Plan or its successors.


2.15 EARLY RETIREMENT.

"Early Retirement" will be as granted by the Committee at its sole discretion.


2.16 ELIGIBLE EMPLOYEE.

"Eligible Employee" means a highly compensated or management employee of the Company who is designated by the Committee, by name or group or description, in accordance with Section 3.1 as eligible to participate in the Plan.


                                                                               7
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2.17 EMPLOYER.

"Employer" means, with respect to a Participant, the Company or the Selected Affiliate which pays such Participant's Compensation.


2.18 HARDSHIP WITHDRAWAL - "HAIRCUT" PROVISIONS.

"Hardship Withdrawal - Haircut Provisions" has the meaning set forth in Section 6.4.


2.19 INVESTMENT RETURN RATE.

"Investment Return Rate" means:

     (a) In the case of an investment named in Exhibit C of a fixed income nature, the interest deemed to be credited,

     (b) In the case of an investment named in Exhibit C of an equity investment nature, the increase and decrease in deemed value and dividends deemed to be credited.


2.20 PARTICIPANT.

"Participant" means any Eligible Employee who elects to participate by filing a Participation Agreement or who is automatically enrolled as provided in Section 3.2.


2.21 PARTICIPATION AGREEMENT.

"Participation Agreement" means the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.


2.22 PLAN.

"Plan" means the Transkaryotic Therapies, Inc. Deferred Compensation Plan, as amended from time to time.


2.23 PLAN YEAR.

"Plan Year" means a twelve-month period commencing January 1 and ending the following December 31.


2.24 RETIREMENT

"Retirement" means the termination of employment of a Participant who has reached age 55 and has completed ten (10) or more years of service.


                                                                               8
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2.25 VALUATION DATE.

"Valuation Date" means a date on which the amount of a Participant's Account is valued as provided in Article V. The Valuation Date shall be the last day of each month and any other date determined by the Committee.




                                                                               9
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                                   ARTICLE III


ELIGIBILITY AND PARTICIPATION


3.1 ELIGIBILITY.

Eligibility to participate in the Plan is limited to Eligible Employees. From time to time, and subject to Section 3.4, the Committee shall prepare, and attach to the Plan as Exhibit D, a complete list of the Eligible Employees, by individual name or by reference to an identifiable group of persons or by descriptions of the components of compensation of an individual which would qualify individuals which are eligible to participate and all of whom shall be a select group of management or highly compensated employees.


3.2 PARTICIPATION.

Participation in the Plan shall be limited to Eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Committee. An Eligible Employee shall commence participation in the Plan upon the first day of his or her first payroll period commencing for the Plan Year following the receipt of his or her Participation Agreement by the Committee. In the case of an employee's initial year of participation in the Plan, the Participant may make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the date the Participant first becomes eligible for the Plan. An employee shall commence participation in the Plan for the current Plan Year upon the first day of his or her first payroll period following the receipt of his or her Participation Agreement by the Committee.


3.3 CHANGE IN PARTICIPATION STATUS.

During the election period each December, a Participant may change a previously elected percentage of deferral of base salary and commission. Changes will only become effective as of the beginning of the next Plan Year following receipt of the change in election by the Committee and in accordance with the Company's prevailing administrative procedures. With the exception of the initial plan year, a Participant must make a Bonus deferral election by filing a written notice thereof with the Committee prior to June 30th of the year preceding the actual payment or deferral date of the Bonus.


3.4 TERMINATION OF PARTICIPATION.

A Participant may elect to terminate his or her active participation in the Plan at any time by filing a written notice thereof with the Committee. Such termination of active participation shall become effective as of the beginning of the next full payroll period following receipt of such election by the Committee. Amounts credited to the Participant's Account before the effective date of such termination of active participation shall continue to be payable, receive investment credits, and otherwise be governed in accordance with the terms of the Plan as applied to all Participants. A participant that has terminated active participation shall not be permitted to resume his or her active participation in the Plan before the end of the Plan Year within which he terminated participation.

                                                                              10
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3.5 INELIGIBLE PARTICIPANT.

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, any future Participant's contributions to the Plan will cease; however, the Participant's existing account balance will be maintained in the same manner as other Plan Participants.




                                                                              11
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                                   ARTICLE IV


DEFERRAL OF COMPENSATION; COMPANY CREDITS


4.1 AMOUNT OF DEFERRAL.

With respect to each Plan Year, a Participant may elect to defer a specified percentage of his or her Compensation up to the percentage of compensation defined and the terms described in Exhibit B attached hereto.


4.2 CREDITING DEFERRED COMPENSATION.

The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Employer to the Participant's Deferral Account periodically, the frequency of which will be determined by the Committee. To the extent that the Employer is required to withhold any taxes or other amounts from a Participant's deferred Compensation pursuant to any state, federal or local law, such amounts shall be withheld only from the Participant's compensation before such amounts are credited.


4.3 COMPANY CONTRIBUTION ACCOUNT.

The Company may, in its sole discretion, credit amounts to an account for a Participant (the "Company Contribution Account"). The Company shall have no obligation to treat each Participant the same with respect to such credits and may credit different amounts or no amounts to different Participants. The Company Contribution account and its terms are described in Exhibit B attached hereto.




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                                    ARTICLE V


BENEFIT ACCOUNTS


5.1 VALUATION OF ACCOUNT.

As of each Valuation Date, a Participant's Account shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Deferred Compensation credited pursuant to Section 4.2 since the immediately preceding Valuation Date, plus investment return credited as of such Valuation Date pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Account since the immediately preceding Valuation Date.


5.2 CREDITING OF INVESTMENT RETURN.

As of each Valuation Date, each Participant's Deferral Account shall be increased by the amount of investment return earned since the immediately preceding Valuation Date. Investment return shall be credited at the Investment Return Rate as of such Valuation Date based on the average balance of the Participant's Deferral Account, since the immediately preceding Valuation Date, but after such Accounts have been adjusted for any contributions or distributions to be credited or deducted for such period. Investment return for the period prior to the first Valuation Date applicable to a Deferral Account shall be deemed earned ratably over such period. Until a Participant or his or her Beneficiary receives his or her entire Account, the unpaid balance thereof shall earn an investment return as provided in this Section 5.2.


5.3 STATEMENT OF ACCOUNTS.

The Committee shall provide to each Participant, within 30 days after the close of each calendar quarter, a statement setting forth the balance of such Participant's Account as of the last day of the preceding calendar quarter and showing all adjustments made thereto during such calendar quarter.




                                                                              13
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5.4 VESTING OF ACCOUNT.

Except as provided in Sections 10.1 and 10.2, a Participant shall be 100% vested in his or her Deferral Account at all times. A Participant's interest in his or her Company Contribution Account shall be 100% vested upon the occurrence of a Change in Control. Prior to this event, a Participant's interest in his or her Company Contribution Account shall vest under the following vesting schedule:

                  CREDITED SERVICE          VESTED PERCENTAGE
                  ----------------          -----------------
                       0-1 year                     0%
                       1-2 years                   20%
                       2-3 years                   40%
                       3-4 years                   60%
                       4-5 years                   80%
                  More than 5 years               100%

Any nonvested portion of a Participant's Company Contribution Account shall be forfeited at termination. Forfeitures under the Plan shall be for the benefit of the Employer and shall not be credited to other Participants.


5.5 INVESTMENT VEHICLES.

The Company may select investment vehicles owned as general assets by the Company or as assets of a trust described in Section 10.1 to establish the Investment Return Rate. The deemed investment vehicles are set forth in Exhibit C, which the Company may amend from time to time in its sole discretion.

A Participant may request the Company to make deemed investments of the credit balance of his Deferral Account in one or more of such investment vehicles. A Participant may change the deemed investment of his Deferral Account or change the deemed investment of future credits to his Deferral Account and the deemed investment of his existing Deferral Account balance may differ from the deemed investment of future amounts credited to the Deferral Account. Such changes shall be made in accordance with procedures as the Committee may establish from time to time. Such procedures may regulate the frequency of such changes and the form of notice required to make such election or changes. The Committee may also establish a deemed investment which shall apply if the Participant makes no election.

The effective date of any change shall be the date for which the appropriate direction to the Company or its designee has been properly received in accordance with the procedures established by the Committee. The Committee shall have the right to refuse to honor any Participant direction related to investments or withdrawals, including transfers among investment options, where necessary or desirable to assure compliance with applicable law including U.S. and other securities laws. However, neither the Company nor the Committee assumes any responsibility for compliance by officers or others with any such laws, and any failure by the Company or the Committee to delay or dishonor any such direction shall not be deemed to increase the Company's legal obligations to the Participant or third parties.



                                                                              14
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                                   ARTICLE VI


PAYMENT OF BENEFITS


6.1 PAYMENT OF DEFERRAL BENEFIT UPON DISABILITY OR RETIREMENT.

Upon the Disability or Retirement of a Participant, the Employer shall pay to the Participant or his Beneficiary a Deferral Benefit equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, based on his or her written election pursuant to Section
6.6 . However, in the event of an involuntary termination as a result of a Change of Control of the Company, the participant will receive his or her Deferral Benefit in a Lump Sum payment.


6.2 PAYMENT OF DEFERRAL BENEFIT UPON TERMINATION.

Upon the termination of service of the Participant as an employee of the Employer and all Selected Affiliates for reasons other than death, Disability, or Retirement, the Employer shall pay to the Participant a Deferral Benefit in a lump sum equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, as soon as administratively practical.


6.3 PAYMENTS TO BENEFICIARIES UPON PARTICIPANT DEATH.

In the event of the Participant's death prior to his or her receipt his account, the Employer shall pay to the Participant's beneficiaries a Deferral Benefit in a lump sum equal to the balance of his or her vested Account determined pursuant to Article V, less any amounts previously distributed, as soon as administratively practical.


6.4 HARDSHIP WITHDRAWAL - "HAIRCUT" PROVISIONS.

Notwithstanding any other provision of the Plan, a Participant at any time shall be entitled to receive, upon written request to the Committee, a partial or full lump sum distribution on the amount owed to the Participant under the Plan subject to penalties as set forth below:

     (a) The lump-sum will be subject to a 10% penalty and forfeited by the Participant, and;

     (b) The Participant will not be eligible to recommence income deferrals until the first of the January following a one (1) year period commencing on the date of withdrawal, and then only if otherwise eligible to participate under the terms of the Plan.

The amount payable under this section of the Plan shall be paid within forty-five (45) days following receipt of written notice by the Committee.




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6.5 IN-SERVICE DISTRIBUTION

A participant may elect to receive an in-service distribution of all of his or her Deferral Account. A Participant's election for an in-service distribution must be filed in writing with the Committee at the same time his or her Deferral Election is made. The Participant may elect to receive such Compensation as an in-service distribution in lump sum only, the amount of which will be the lesser of the distribution election for that year or the Deferral Account balance attributable to that year's deferral. Any benefits paid to the Participant as an in-service distribution shall reduce the amount of Deferral Benefit otherwise payable to the Participant under the Plan.


6.6 FORM OF PAYMENT.

The Deferral Benefit payable pursuant to Section 6.1 shall be paid in one of the following forms, as elected by the Participant in his or her Participant Agreement on file as of one (1) year and one (1) day prior to the date of termination or death:

     (a) Annual payments of a substantially level amount which shall amortize the Account balance of the payment commencement date over a period of five (5) or ten (10) years. Each installment payment shall equal the quotient determined by dividing the Participant's remaining account balance at the time of the payment by the number of remaining installments (including the current installment).

     (b)  A lump sum as soon as administratively practical.

In the event a Participant fails to make a distribution election, his or her Account Balance shall be distributed as a lump sum distribution as soon as administratively practical after his or her termination, death or Disability.


6.7 COMMENCEMENT OF PAYMENTS.

Commencement of payments under Section 6.1 of the Plan shall begin within 60 days following receipt of written notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payments in lump sum under the Plan or in the January following the event for annual payment.


6.8 SMALL BENEFIT.

In the event the Committee determines that the balance of a Participant's Account is less than $3,500 at the time of commencement of payments, or the portion of the balance of the Participant's Account payable to any Beneficiary is less than $3,500 at the time of commencement of payments, the Committee may inform the Employer and the Employer, in its discretion, may choose to pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan or a Participant election to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Account or the portion thereof payable to a Beneficiary.



                                                                              16
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                                   ARTICLE VII


BENEFICIARY DESIGNATION


7.1 BENEFICIARY DESIGNATION.

Each Participant shall have the sole right, at any time, to designate any person or persons as his Beneficiary to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Committee. All Beneficiary designations must be filed with the Committee and shall be effective only when received in writing by the Committee.


7.2 CHANGE OF BENEFICIARY DESIGNATION.

Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed. The designation of a Beneficiary may be made or changed at any time without the consent of any person.


7.3 NO DESIGNATION.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.


7.4 EFFECT OF PAYMENT.

Payment to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Employer's obligations under the Plan.




                                                                              17
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                                  ARTICLE VIII


ADMINISTRATION


8.1 COMMITTEE.

Members of the Committee for the Transkaryotic Therapies, Inc. Deferred Compensation Plan are listed on Exhibit A. The Committee shall have complete discretion to i) supervise the administration and operation of the Plan, ii) adopt rules and procedures governing the Plan from time to time and iii) shall have authority to give interpretive rulings with respect to the Plan.


8.2 AGENTS.

The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.


8.3 BINDING EFFECT OF DECISIONS.

Any decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.


8.4 INDEMNIFICATION OF COMMITTEE.

The Company shall indemnify and hold harmless the members of the Committee and their duly appointed agents under Section 8.2 against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee.




                                                                              18
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                                   ARTICLE IX


AMENDMENT AND TERMINATION OF PLAN


9.1 AMENDMENT.

The Company, on behalf of itself and of each Selected Affiliate may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent. The Committee or its delegatee as the case may be, in its sole discretion, may accelerate the date of payment of a Participant's Account. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.


9.2 TERMINATION.

The Company, on behalf of itself and of each Selected Affiliate, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, as it existed as of the day before the effective date of such termination, or the timing or method of distribution of a Participant's Account, without the Participant's prior written consent. Except as provided in Section 9.3 , below, a termination of the Plan shall not give rise to accelerated or automatic vesting of any Participant's Account.


9.3 CHANGE IN CONTROL

Upon the occurrence of a Change in Control, the Plan shall terminate, all accounts shall become fully vested and shall be distributed in a lump sum as soon as practical after the occurrence of a Change in Control.




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                                    ARTICLE X


MISCELLANEOUS


10.1 FUNDING.

Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unsecured promise of the Employer to pay money in the future. Notwithstanding the foregoing, in the event of a Change in Control, the Corporation shall create an irrevocable trust, or before such time the Corporation may create an irrevocable or revocable trust, to hold funds to be used in payment of the obligations of Employers under the Plan. In the event of a Change in Control or prior thereto, the Employers shall fund such trust in an amount equal to no less than the total value of the Participants' Accounts under the Plan as of the Determination Date immediately preceding the Change in Control, provided that any funds contained therein shall remain liable for the claims of the respective Employer's general creditors.


10.2 NONASSIGNABILITY.

No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit (including the Deferral Account) to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Transkaryotic Therapies, Inc. Deferred Compensation Plan Committee of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "terminated participant").

As long as the terminated participant is alive, any benefits affected by the termination shall be retained by the Employer and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the terminated participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the terminated participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.




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10.3 CAPTIONS.

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.


10.4 GOVERNING LAW.

The provisions of the Plan shall be construed and interpreted according to the laws of the State of Massachusetts.


10.5 SUCCESSORS.

The provisions of the Plan shall bind and inure to the benefit of the Company, its Selected Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a Selected Affiliate and successors of any such Company or other business entity.


10.6 RIGHT TO CONTINUED SERVICE.

Nothing contained herein shall be construed to confer upon any Eligible Employee the right to continue to serve as an Eligible Employee of the Employer or in any other capacity.

EXECUTED THIS 1st DAY OF OCTOBER, 2000



                                      TRANSKARYOTIC THERAPIES, INC.

                                      BY: /s/ Daniel E. Geffken
                                         --------------------------

                                      TITLE: Vice President, Finance
                                             and Chief Financial Officer




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